REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees of
INTERMEDIATE MUNICIPAL TRUST
(Federated Intermediate Municipal Trust):

In planning and performing our audit of the financial statements of Intermediate Municipal Trust (a Massachusetts business trust consisting of Federated Intermediate Municipal Trust) for the year ended May 31, 1999, we considered its internal control structure, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Intermediate Municipal Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibilit y, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those control activities include the safeguardi ng of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of May 31, 1999.

This report is intended solely for the information and use of management, and Board of Trustees of Intermediate Municipal
 Trust, and the Securities and Exchange Commission.

								ARTHUR ANDERSEN LLP



Boston, Massachusetts
July 15, 1999